As filed with the Securities and Exchange Commission on December 27, 2024

Registration No. 333-119616

Registration No. 333-142963

Registration No. 333-160535

Registration No. 333-168123

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-119616

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-142963

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-160535

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168123

UNDER
THE SECURITIES ACT OF 1933

GIGAMEDIA LIMITED

(Exact name of Registrant as specified in its charter)

Republic of Singapore	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8th Floor, No. 22, Lane 407
Section 2 Tiding Boulevard
Taipei 114-740
Taiwan, R.O.C.

(Address of principal executive offices including zip code)

2002 Employee Share Option Plan
2004 Employee Share Option Plan
2004 Employee Share Purchase Plan
2006 Equity Incentive Plan
2008 Equity Incentive Plan
2008 Employee Share Purchase Plan
2009 Equity Incentive Plan
2009 Employee Share Purchase Plan
2010 Equity Incentive Plan
2010 Employee Share Purchase Plan

(Full title of the plans)

Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware 19711

(Name and address of agent for service)

(302) 738-6680
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

GigaMedia Limited (the “Company”), is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relating to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”), which were filed by the Company with the Securities and Exchange Commission (the “SEC”) on the dates set forth below:

1.
Registration Statement on Form S-8 (No. 333-119616), filed by the Company with the SEC on October 8, 2004, registering: (i) 3,000,000 ordinary shares under the 2002 Employee Share Option Plan (the “2002 ESOP”), of which ordinary shares 2,520,000 ordinary shares were issued, (ii) 7,000,000 ordinary shares under the 2004 Employee Share Option Plan (the “2004 ESOP”), of which ordinary shares 6,436,028 ordinary shares were issued, and (iii) 2,000,000 ordinary shares under the 2004 Employee Share Purchase Plan (the “2004 ESPP”), of which ordinary shares 189,642 ordinary shares were issued;
2.
Registration Statement on Form S-8 (No. 333-142963), filed by the Company with the SEC on May 15, 2007, registering 1,000,000 ordinary shares under the 2006 Equity Incentive Plan (the “2006 EIP”), of which ordinary shares 256,458 ordinary shares were issued;
3.
Registration Statement on Form S-8 (No. 333-160535), filed by the Company with the SEC on July 13, 2009, registering: (i) 1,000,000 ordinary shares under the 2008 Equity Incentive Plan (the “2008 EIP”), of which ordinary shares 0 ordinary shares were issued, (ii) 200,000 ordinary shares under the 2008 Employee Share Purchase Plan (the “2008 ESPP”), of which ordinary shares 0 ordinary shares were issued, (iii) 1,500,000 ordinary shares under the 2009 Equity Incentive Plan (the “2009 EIP”), of which ordinary shares 0 ordinary shares were issued, and (iv) 200,000 ordinary shares under the 2009 Employee Share Purchase Plan (the “2009 ESPP”), of which ordinary shares 0 ordinary shares were issued;
4.
Registration Statement on Form S-8 (No. 333-168123), filed by the Company with the SEC on July 15, 2010, registering: (i) 1,000,000 ordinary shares under the 2010 Equity Incentive Plan (the “2010 EIP”), of which ordinary shares 0 ordinary shares were issued, and (ii) 200,000 ordinary shares under the 2010 Employee Share Purchase Plan (the “2010 ESPP”), of which ordinary shares 0 ordinary shares were issued.

On December 16, 2015, the Company completed a one-for-five reverse stock split (the “Reverse Split”) of its ordinary shares. The number of ordinary shares referenced above refers to the number of ordinary shares originally registered on the respective Registration Statement and does not account for the Reverse Split.

The Company is no longer issuing securities pursuant to, and no awards remain outstanding under, the 2002 ESOP, 2004 ESOP, 2004 ESPP, 2006 EIP, 2008 EIP, 2008 ESPP, 2009 EIP, 2009 ESPP, 2010 EIP, and 2010 ESPP. Accordingly, pursuant to the Company’s undertaking in each Registration Statement, this Post-Effective Amendment is filed to deregister all of the securities registered by the Registration Statements that remain unsold or otherwise unissued as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Post-Effective Amendment to the Registration Statements on Form S-8 and has duly caused the Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in Taipei, Taiwan, on the 27 day of December, 2024.

GIGAMEDIA LIMITED

(Registrant)

By: /s/

James Cheng-Ming Huang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on December 27, 2024.

Signature	Title
/s/ James Cheng-Ming Huang	Chief Executive Officer, Chief Financial Officer, Director (Principal Executive, Financial and Accounting Officer)
/s/ John Ping Chang Huang	Director
/s/ Nick Chia-En Liu	Director
/s/ Chin Fock (Damian) Hong	Director
/s/ Wan-Wan Lin	Director
/s/ Chih-Hong Tsai	Director

Note: No other person is required to sign the Post-Effective Amendment in reliance on Rule 478 under the Securities Act of 1933, as amended.